                             STOCK OPTION AGREEMENT
                            -----------------------

     THIS STOCK OPTION AGREEMENT is effective as of the 15th day of August, 1997, between SAF T LOK, INCORPORATED, a Florida corporation (the "Company"), and JEFFREY W. BROOKS (the "Optionee").

                                   BACKGROUND
                                   ----------

     A.   Optionee is currently an employee of the Company.

     B. The Company considers it desirable and in the Company's best interest that Optionee be given an inducement to acquire a proprietary or equity interest in the Company as an added incentive to advance the interests of the Company in the form of an option to purchase common stock of the Company.

     C. This Agreement shall be considered an individual employee benefit plan for the Optionee.

                                   AGREEMENT
                                   ---------

     In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Grant of Option.  The Company hereby grants to Optionee the right and
          ---------------
option (hereinafter referred to as the "Option") to purchase up to an aggregate of 86,000 shares of the Company's common stock (the "Stock") at an exercise price equal to $0.10 per share (the "Exercise Price"), on the terms and conditions herein set forth. The date of grant of the Option is the date set forth on Exhibit "A" attached hereto.

     2.   Period of Option.  The term of the Option shall be for a period of
          ----------------
seven years from the date hereof, subject to earlier termination as provided herein. Prior to the expiration of the Option, Optionee may exercise the Option for portions of the total option stock granted only in accordance with the vesting schedule set forth on Exhibit "A" attached hereto.

     3.   Exercise of Option.  The Option shall be exercisable only during the
          ------------------
term of the Option as long as the Optionee is in "Continuous Employment" with the Company, or any successor thereof. Notwithstanding the preceding sentence, as long as the Option's term has not expired, the Option which is otherwise exercisable in accordance with the provisions of this Agreement shall be exercisable.

          (a) for a period ending 90 days after the removal or resignation of the Optionee from the Board of Directors, on which such Optionee has served; or

          (b) by the estate of the Optionee, within one year after the date of the Optionee's death, if the Optionee should die while in the Continuous Employment of the Company or while serving on the Board of Directors of the Company or any Subsidiary, or any successor thereof; or

          (c) within one year after the Optionee's employment with the Company terminates, if the Optionee becomes disabled (as defined in Section 22(e) of the Code) during Continuous Employment with the Company and such disability is the cause of termination.

     For purposes of this Agreement, the term "Continuous Employment" shall mean the absence of any interruption or termination of employment (or termination of a consulting contract) by the Company or any Parent or Subsidiary which now exists or hereafter is organized or acquired by the Company. Continuous Employment with the Company shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between any Parent or Subsidiary, or successor thereof. Service as a member of the board of directors or as a consultant of the Company shall be treated as Continuous Employment. The term "cause" as used in this subparagraph 3 shall mean: (i) commission of a felony or a charge of theft, dishonesty, fraud or embezzlement; (ii) failure to adhere to Company's reasonable directives and policies, willful disobedience or insubordination; (iii) disclosing to a competitor or other unauthorized person, proprietary information, confidences or trade secrets of the Company or any Parent or Subsidiary; (iv) recruitment of Company or any Parent or Subsidiary personnel on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof; or (v) solicitation of business on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof.

     4.   Investment Representation and Agreement.  Optionee represents that
          ---------------------------------------
this Option and any shares purchased pursuant to this Option are purchased for investment purposes only and for Optionee's own account. Optionee acknowledges that this Option and the shares pertaining to this Option are not registered under the Securities Act of 1933, as amended, the Florida Securities and Investor Protection Act, or the securities laws of any other state.

     5.   Restrictive Legend.  Optionee hereby agrees that certificates
          ------------------
evidencing the shares of stock purchased by Optionee pursuant to this Agreement shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

          These shares have not been registered under the Securities Act of 1933, as amended, the Florida Securities and Investor Protection Act or any other state securities laws, and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws, or unless an exemption from registration is available.

     6.   Nonassignability of Option Rights.  The Option is exercisable only by
          ---------------------------------
Optionee, except in the case of Optionee's death while in Continuous Employment of the Company, in which case the Option is exercisable by Optionee's estate's personal representative pursuant to paragraph 3(c), and except in the case of Optionee's termination due to disability occurring during Continuous Employment with Saf T Lok, in which case the Option is exercisable, if necessary, by Optionee's legal representative pursuant to paragraph 3(d). The Option may not be sold, exchanged, assigned, pledged, encumbered, hypothecated, or otherwise transferred except by will or by the laws of descent and distribution. The Option shall not be subject to execution, attachment, or similar process. Upon any attempt to sell, exchange, assign, pledge, encumber, hypothecate, or otherwise transfer the Option or any right thereunder, the Option and all rights thereunder shall immediately become null and void.

     7.   Method of Exercise.  Optionee may exercise the Option, in whole or in
          ------------------
part, by written notice to the Company stating in such written notice the number of shares of Stock such Optionee elects to purchase under the Option, and the time of the delivery thereof, which time shall be at least 15 days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. Upon receipt of such written notice, the Company shall provide the Optionee with that information required by the applicable state and federal securities laws. If, after receipt of such information, Optionee desires to withdraw such notice of exercise, Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the shares of Stock. In no event may the Option be exercised after the expiration of its term. Optionee is under no obligation to exercise an Option or any part thereof.

          (a) Payment for Option Stock.  The exercise of this Option shall be
              ------------------------
contingent upon receipt by the Company of cash or certified bank check to its order, shares of the Company's Common Stock or cancellation of a vested portion of the Stock Option, or any combination of the foregoing in an amount equal to the full option price of the shares of Stock being purchased. The optionee shall have no rights as a shareholder with respect to any shares covered by his Option until the exercise of the Option and the date of issuance of a certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

          (b) Delivery of Stock to Optionee.  Provided the optionee has
              -----------------------------
delivered proper notice of exercise and full payment of the option price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of shares of Stock, the Company may require such additional payments from the Optionee as may be required to allow the Company to withhold any income taxes which Company deems necessary to insure the Company that it can comply with any federal or state income tax withholding requirements.

     8.   Changes in Capital Structure of Company.  In the event of a change in
          ---------------------------------------
capital structure of the Company, the number of shares covered by the Options and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend, or effected in any other manner without receipt of additional or further consideration by the Company. The Company shall give notice of any adjustment to Optionee.

     9.   Governing Law.  This Agreement shall be governed by, interpreted
          -------------
under, and construed in accordance with the laws of the State of Florida.

     10.  Binding Effect.  This Agreement will inure to the benefit of and be
          --------------
binding on the Company, its successors and assigns, including, but not limited to, any company or entity that may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged, and on Optionee and except as set forth in paragraph 6 above, their heirs, legal representatives, and successors, as the case may be.

     11.  Entire Agreement.  This Agreement constitutes the entire agreement of
          ----------------
the parties hereto with respect to the subject matter of this Agreement and supersedes any and all previous agreements between the parties, whether written or oral, with respect to such subject matter.

     12.  Waiver of Modification.  No waiver or modification of this Agreement
          ----------------------
or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such wavier or modification is in writing and duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

     13.  Number and Gender.  Whenever used herein, singular numbers shall
          -----------------
include the plural, the singular, and the use of any gender shall include all genders.

     14.  Invalid Provision.  The invalidity or unenforceability of any term or
          -----------------
provision of this Agreement or the nonapplication of any such term or provision to any person or circumstance shall not impair or affect the remainder of this Agreement, and the remaining terms and provisions hereof shall not be invalidated but shall remain in full force and effect and shall be construed as if such invalid, unenforceable, or nonapplicable provision were omitted.

     15.  Nonqualified Stock Option.  This Agreement shall be considered an
          -------------------------
individual employee benefit plan for the Optionee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"COMPANY"                                   "OPTIONEE"

SAF T LOK, INCORPORATED


By:________________________                 _______________________________
   Name:___________________                      Name:  Jeffrey W. Brooks
   Title:__________________

                     EXHIBIT "A" TO STOCK OPTION AGREEMENT


                        NOTICE OF GRANT OF STOCK OPTION

This Agreement shall be considered an individual employee benefit plan for the Optionee.

Name:       Jeffrey W. Brooks
Address:    ________________

            ________________

Social Security Number: ______________________

You have been granted a stock option to buy Saf T Lok Incorporated common stock as follows:

     Stock Option Grant Number............... _____________
     Grant Date............................ August __, 1997
     Type of Grant*................................... NQSO
     Exercise Price per Share...................... $  0.10
     Total Shares Granted........................... 86,000
     Total Amount to Fully Exercise................ $ 8,600
     Expiration Date of the Grant........... August __,2004

The vesting schedule for this grant is as follows: This option is fully vested.

By Order of the Board of Directors of Saf T Lok Incorporated


Validated by _________________________________________
                          Corporate Secretary


*ISO        =  Qualified Stock Option
 NQSO       =  Nonqualified Stock Option